Exhibit 99.1

Alphabet Announces Second Quarter 2016 Results

MOUNTAIN VIEW, Calif. – July 28, 2016 – Alphabet Inc. (NASDAQ: GOOG, GOOGL) today announced financial results for the quarter ended June 30, 2016.
"Our terrific second quarter results, with 21% revenue growth year on year, and 25% on a constant currency basis reflect the successful investments we've made over many years in rapidly expanding areas such as mobile and video. We continue to invest responsibly in support of our many compelling opportunities," said Ruth Porat, CFO of Alphabet.
Q2 2016 financial highlights
The following summarizes our consolidated financial results for the quarters ended June 30, 2015 and 2016 (in millions, except for per share information; unaudited):

	Three Months Ended June 30, 2015	Three Months Ended June 30, 2016
Revenues	$17,727	$21,500
Increase in revenues year over year	11%	21%
Increase in constant currency revenues year over year	18%	25%

GAAP operating income	$4,825	$5,968
GAAP operating margin	27%	28%
Non-GAAP operating income	$5,957	$7,471
Non-GAAP operating margin	34%	35%

GAAP net income	$3,931	$4,877
Non-GAAP net income	$4,829	$5,864

GAAP diluted EPS for Class A and B common stock	$4.93	$7.00
GAAP diluted EPS for Class C capital stock	$6.43	$7.00
Non-GAAP diluted EPS for Class A and B common stock and Class C capital stock	$6.99	$8.42
Diluted shares (in thousands)	*	696,847
*For Q2 2015, diluted shares used to calculate GAAP diluted EPS for Class A and B common stock and Class C capital stock were 343,190, 52,114, and 347,688, respectively. Diluted shares used to calculate non-GAAP diluted EPS for Class A and B common stock and Class C capital stock were 690,878.

Operating income, operating margin, net income, and earnings per share (EPS) are reported on a GAAP and non-GAAP basis. Non-GAAP operating income and non-GAAP operating margin exclude stock-based compensation (SBC) expense. Non-GAAP net income and non-GAAP diluted EPS exclude SBC expense, net of the SBC related tax benefits. For Q2 2015, non-GAAP diluted EPS also excludes the impact from the adjustment payment to Class C capital stockholders. These non-GAAP measures, as well as free cash flow, an alternative non-GAAP measure of liquidity, and non-GAAP constant currency revenues and growth, are described and reconciled to the corresponding GAAP measures at the end of this release.
The following summarizes our segment results where Google is presented as a single segment and all other Alphabet businesses are combined as Other Bets (in millions; unaudited):

	Three Months Ended June 30, 2015	Three Months Ended June 30, 2016
Google segment revenues	$17,653	$21,315
Google operating income	$5,608	$6,994

Other Bets revenues	$74	$185
Other Bets operating loss	($660)	($859)

Q2 2016 consolidated financial summary
Revenues (in millions; unaudited):

	Three Months Ended June 30, 2016	Change from Q2 2015 to Q2 2016 (YoY)	Change from Q1 2016 to Q2 2016 (QoQ)
Revenues	$21,500	21%	6%
Constant currency revenues (YoY)	$21,535	25%	N/A
Constant currency revenues (QoQ)	$21,121	N/A	5%
Our revenues and constant currency revenues are reconciled in the financial tables following this release.
Costs and expenses
Cost of revenues, operating expenses, SBC expense, and depreciation, amortization, and impairment charges (in millions; unaudited):

	Three Months Ended June 30, 2015	Three Months Ended June 30, 2016
Cost of revenues	$6,583	$8,130
Cost of revenues as % of revenues	37%	38%

Operating expenses (other than cost of revenues)	$6,319	$7,402
Operating expenses as % of revenues	36%	34%

SBC expense*	$1,132	$1,503
SBC related tax benefits	($234)	($516)
Depreciation, amortization, and impairment charges	$1,234	$1,490
*Excludes the expense for awards accounted for as stock-based compensation that we expect to ultimately settle in cash.
Supplemental information (in millions, except for headcount data; unaudited)

	Three Months Ended June 30, 2015	Three Months Ended June 30, 2016
Cash, cash equivalents, and marketable securities	$69,780	$78,460
Net cash provided by operating activities	$7,096	$9,120
Capital expenditures	$2,515	$2,123
Free cash flow	$4,581	$6,997
Effective tax rate (ETR)	21%	20%
Headcount	57,148	66,575

Q2 2016 Google segment summary
Revenues and monetization
Google segment revenues by source (in millions; unaudited):

	Three Months Ended June 30, 2015	Three Months Ended June 30, 2016	Change from Q2 2015 to Q2 2016 (YoY)
Google segment
Google websites	$12,402	$15,400	24%
Google Network Members' websites	3,621	3,743	3%
Google advertising revenues	16,023	19,143	19%
Google other revenues	1,630	2,172	33%
Google segment revenues	$17,653	$21,315	21%
Paid clicks and cost-per-click information (unaudited):

	Change from Q2 2015 to Q2 2016 (YoY)	Change from Q1 2016 to Q2 2016 (QoQ)
Aggregate paid clicks	29%	7%
Paid clicks on Google websites	37%	9%
Paid clicks on Google Network Members' websites	0%	(3)%

Aggregate cost-per-click	(7)%	(1)%
Cost-per-click on Google websites	(9)%	(2)%
Cost-per-click on Google Network Members' websites	(8)%	(2)%
Traffic acquisition costs (TAC) and operating income
TAC to Google Network Members and distribution partners, operating income, and SBC expense (in millions; unaudited):

	Three Months Ended June 30, 2015	Three Months Ended June 30, 2016
TAC to Google Network Members	$2,432	$2,623
TAC to Google Network Members as % of Google Network Members' revenues	67%	70%
TAC to distribution partners	$945	$1,352
TAC to distribution partners as % of Google website revenues	8%	9%
Total TAC	$3,377	$3,975
Total TAC as % of Google advertising revenues	21%	21%

	Three Months Ended June 30, 2015	Three Months Ended June 30, 2016
Operating income, excluding SBC expense	$6,604	$8,314
SBC expense	$996	$1,320
Operating income	$5,608	$6,994
Supplemental information (in millions; unaudited)

	Three Months Ended June 30, 2015	Three Months Ended June 30, 2016
Capital expenditures	$2,060	$2,056
Depreciation, amortization, and impairment	$1,189	$1,409

Q2 2016 Other Bets summary
Revenues and operating results
Other Bets revenues, operating loss, and SBC expense (in millions; unaudited):

	Three Months Ended June 30, 2015	Three Months Ended June 30, 2016
Other Bets revenues	$74	$185
Operating loss, excluding SBC expense	($555)	($709)
SBC expense	$105	$150
Operating loss	($660)	($859)
Supplemental information (in millions; unaudited)

	Three Months Ended June 30, 2015	Three Months Ended June 30, 2016
Capital expenditures	$232	$280
Depreciation, amortization, and impairment	$45	$81
Stock repurchase
In Q2 2016, we repurchased 2.0 million shares of Class C capital stock for an aggregate amount of $1.4 billion. Cash paid for repurchases totaled $1.6 billion during the quarter, which includes repurchases from Q1 2016 settled in Q2 2016. As of June 30, 2016, we completed all authorized share repurchases under our repurchase program.
Prior period recast
Prior period segment information has been recast to conform to the current period segment presentation. Consolidated financial information is not impacted.
Webcast and conference call information
A live audio webcast of our second quarter 2016 earnings release call will be available at http://abc.xyz/investor. The call begins today at 1:30 PM (PT) / 4:30 PM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, is also available on that site.
We also announce investor information, including news and commentary about our business and financial performance, SEC filings, notices of investor events and our press and earnings releases, on our investor relations website (http://abc.xyz/investor).
Forward-looking statements
This press release may contain forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2015, as updated by the Form 8-K filed on May 3, 2016, and our most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which are on file with the SEC and are available on our investor relations website at http://abc.xyz/investor and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.  All information provided in this release and in the attachments is as of July 28, 2016, and we undertake no duty to update this information unless required by law.
About non-GAAP financial measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP diluted EPS, free cash flow, non-GAAP constant currency revenues, and non-GAAP constant currency revenue growth. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, such as SBC expense, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.
For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures," "Reconciliation from net cash provided by operating activities to free cash flow," and "Reconciliation from GAAP revenues to non-GAAP constant currency revenues" included at the end of this release.
Contact
Investor relations
investor-relations@abc.xyz
Media
press@abc.xyz

Alphabet Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except share amounts which are reflected in thousands and par value)

	As of December 31, 2015	As of June 30, 2016
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$16,549	$13,627
Marketable securities	56,517	64,833
Total cash, cash equivalents, and marketable securities (including securities loaned of $4,531 and $4,426)	73,066	78,460
Accounts receivable, net of allowance of $296 and $294	11,556	11,686
Receivable under reverse repurchase agreements	450	500
Income taxes receivable, net	1,903	576
Prepaid revenue share, expenses and other assets	3,139	3,016
Total current assets	90,114	94,238
Prepaid revenue share, expenses and other assets, non-current	3,181	3,275
Non-marketable investments	5,183	5,820
Deferred income taxes	251	253
Property and equipment, net	29,016	31,413
Intangible assets, net	3,847	3,452
Goodwill	15,869	15,841
Total assets	$147,461	$154,292
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,931	$1,716
Short-term debt	3,225	2,219
Accrued compensation and benefits	3,539	3,409
Accrued expenses and other current liabilities	4,768	4,502
Accrued revenue share	2,329	2,345
Securities lending payable	2,428	2,065
Deferred revenue	788	900
Income taxes payable, net	302	185
Total current liabilities	19,310	17,341
Long-term debt	1,995	1,984
Deferred revenue, non-current	151	151
Income taxes payable, non-current	3,663	4,135
Deferred income taxes	189	651
Other long-term liabilities	1,822	2,151
Total liabilities	27,130	26,413
Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock, $0.001 par value per share, 100,000 shares authorized; no shares issued and outstanding	0	0
Class A and Class B common stock, and Class C capital stock and additional paid-in capital, $0.001 par value per share: 15,000,000 shares authorized (Class A 9,000,000, Class B 3,000,000, Class C 3,000,000); 687,348 (Class A 292,297, Class B 50,295, Class C 344,756) and 686,778 (Class A 294,686, Class B 48,921, Class C 343,171) shares issued and outstanding	32,982	34,293
Accumulated other comprehensive loss	(1,874)	(1,151)
Retained earnings	89,223	94,737
Total stockholders’ equity	120,331	127,879
Total liabilities and stockholders’ equity	$147,461	$154,292

Alphabet Inc.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts; unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2016	2015	2016
Revenues	$17,727	$21,500	$34,985	$41,757
Costs and expenses:
Cost of revenues	6,583	8,130	12,939	15,778
Research and development	2,789	3,363	5,542	6,730
Sales and marketing	2,080	2,415	4,145	4,802
General and administrative	1,450	1,624	3,087	3,137
Total costs and expenses	12,902	15,532	25,713	30,447
Income from operations	4,825	5,968	9,272	11,310
Other income (expense), net	131	151	288	(62)
Income before income taxes	4,956	6,119	9,560	11,248
Provision for income taxes	1,025	1,242	2,114	2,164
Net income	$3,931	$4,877	$7,446	$9,084
Less: Adjustment Payment to Class C capital stockholders	522	0	522	0
Net income available to all stockholders	$3,409	$4,877	$6,924	$9,084

Basic net income per share of Class A and B common stock	$4.99	$7.11	$10.15	$13.23
Basic net income per share of Class C capital stock	$6.51	$7.11	$11.68	$13.23

Diluted net income per share of Class A and B common stock	$4.93	$7.00	$10.03	$13.01
Diluted net income per share of Class C capital stock	$6.43	$7.00	$11.53	$13.01

Alphabet Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions; unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2016	2015	2016
Operating activities
Net income	$3,931	$4,877	$7,446	$9,084
Adjustments:
Depreciation and impairment of property and equipment	1,011	1,271	1,949	2,426
Amortization and impairment of intangible assets	223	219	462	435
Stock-based compensation expense	1,132	1,503	2,335	2,997
Deferred income taxes	(221)	(50)	(150)	364
Loss on marketable and non-marketable investments, net	17	14	33	294
Other	55	27	116	91
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(767)	(835)	(69)	(17)
Income taxes, net	1,123	1,409	1,950	1,680
Prepaid revenue share, expenses and other assets	19	(24)	62	161
Accounts payable	(374)	48	(398)	(221)
Accrued expenses and other liabilities	838	593	237	(471)
Accrued revenue share	84	83	(121)	(48)
Deferred revenue	25	(15)	(34)	3
Net cash provided by operating activities	7,096	9,120	13,818	16,778
Investing activities
Purchases of property and equipment	(2,515)	(2,123)	(5,442)	(4,551)
Purchases of marketable securities	(20,568)	(24,840)	(33,126)	(45,588)
Maturities and sales of marketable securities	17,197	20,346	27,586	37,789
Purchases of non-marketable investments	(375)	(262)	(1,449)	(583)
Cash collateral related to securities lending	1,036	(106)	(84)	(363)
Investments in reverse repurchase agreements	200	(150)	250	(50)
Acquisitions, net of cash acquired, and purchases of intangible assets	(78)	(38)	(142)	(72)
Net cash used in investing activities	(5,103)	(7,173)	(12,407)	(13,418)
Financing activities
Net payments related to stock-based award activities	(511)	(803)	(1,004)	(1,610)
Adjustment Payment to Class C capital stockholders	(47)	0	(47)	0
Repurchases of capital stock	0	(1,595)	0	(3,693)
Proceeds from issuance of debt, net of costs	3,393	1,797	6,698	5,753
Repayments of debt	(3,396)	(2,839)	(6,704)	(6,801)
Net cash used in financing activities	(561)	(3,440)	(1,057)	(6,351)
Effect of exchange rate changes on cash and cash equivalents	45	9	(248)	69
Net increase (decrease) in cash and cash equivalents	1,477	(1,484)	106	(2,922)
Cash and cash equivalents at beginning of period	16,976	15,111	18,347	16,549
Cash and cash equivalents at end of period	$18,453	$13,627	$18,453	$13,627

Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures
The following table presents certain non-GAAP consolidated results before certain items (in millions, except share amounts which are reflected in thousands and per share amounts, unaudited):

	Three Months Ended June 30, 2015				Three Months Ended June 30, 2016
	GAAP Actual	Adjustments		Non-GAAP Results	GAAP Actual	Adjustments		Non-GAAP Results
Revenues	$17,727			$17,727	$21,500			$21,500

Cost of revenues	6,583	$163	(b)	6,420	8,130	$255	(b)	7,875
Research and development	2,789	583	(b)	2,206	3,363	739	(b)	2,624
Sales and marketing	2,080	196	(b)	1,884	2,415	238	(b)	2,177
General and administrative	1,450	190	(b)	1,260	1,624	271	(b)	1,353
Income from operations	$4,825	$1,132		$5,957	$5,968	$1,503		$7,471
Operating margin (a)	27.2%			33.6%	27.8%			34.7%

		$1,132	(b)			$1,503	(b)
		(234)	(c)			(516)	(c)
Net income	$3,931	$898		$4,829	$4,877	$987		$5,864
Less: Adjustment Payment to Class C capital stockholders	522	(522)	(d)	0	0	0		0
Net income available to all stockholders	$3,409	$1,420		$4,829	$4,877	$987		$5,864

Diluted net income per share for Class A and B common stock	$4.93			$6.99	$7.00			$8.42
Diluted net income per share of Class C capital stock	$6.43			$6.99	$7.00			$8.42
Shares used in per share calculation - diluted	(e)			690,878	696,847			696,847
(a) Operating margin is defined as income from operations divided by revenues. Non-GAAP operating margin is defined as non-GAAP income from operations divided by revenues.
(b) To eliminate SBC expense, excluding expense related to awards that we expect to ultimately settle in cash.
(c) To eliminate income tax effects related to SBC, which includes the incremental benefits recognized resulting from the adoption of new accounting guidance beginning in Q1 2016.
(d) To eliminate Adjustment Payment to Class C capital stockholders.
(e) For Q2 2015, diluted shares used to calculate GAAP diluted EPS for Class A and B common stock and Class C capital stock were 343,190, 52,114, and 347,688, respectively. Diluted shares used to calculate non-GAAP diluted EPS for Class A and B common stock and Class C capital stock were 690,878.

Non-GAAP operating income and operating margin. We define non-GAAP operating income as income from operations excluding expenses related to SBC, and, as applicable, other special items. Non-GAAP operating margin is defined as non-GAAP operating income divided by revenues. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of SBC expense, and as applicable, other special items so that Alphabet's management and investors can compare Alphabet's recurring core business operating results over multiple periods. For purposes of determining non-GAAP operating income, we define SBC as awards accounted for under FASB ASC Topic 718 that we expect to settle in stock. SBC expense does not include expenses related to awards that we expect to ultimately settle in cash. Alphabet's management believes that providing a non-GAAP financial measure that excludes SBC expense allows investors to make meaningful comparisons between Alphabet's recurring core business operating results and those of other companies, as well as providing Alphabet's management with an important tool for financial and operational decision making and for evaluating Alphabet's own recurring core business operating results over different periods of time. There are a number of limitations related to the use of non-GAAP operating income versus operating income calculated in accordance with GAAP. First, non-GAAP operating income excludes some costs, namely, SBC expense, that are recurring. SBC expense has been and will continue to be for the foreseeable future a significant recurring expense in Alphabet's business. Second, SBC is an important part of our employees' compensation. Third, the components of the costs that we exclude in our calculation of non-GAAP operating income may differ from the components that our peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating income and evaluating non-GAAP operating income together with operating income calculated in accordance with GAAP.
Non-GAAP net income and diluted EPS. We define non-GAAP net income as net income excluding SBC expense, net of the SBC related tax benefits, and, as applicable, other special items less the related tax effects. The tax effects of such items are calculated based on the tax deductible portion related to SBC and, as applicable, other special items, and applying the entity-specific, U.S. federal and blended state tax rates.  We define non-GAAP diluted EPS as non-GAAP net income divided by total weighted average outstanding shares, on a fully-diluted basis. We consider these non-GAAP financial measures to be useful metrics for management and investors for the same reasons that Alphabet uses non-GAAP operating income and non-GAAP operating margin. However, in order to provide a complete picture of our recurring core business operating results, we exclude from non-GAAP net income and non-GAAP diluted EPS the SBC related tax benefits, and, as applicable, the tax effects of other special items. Without excluding these tax effects, investors would only see the gross effect that excluding these expenses had on our operating results. The same limitations described above regarding Alphabet's use of non-GAAP operating income and non-GAAP operating margin apply to our use of non-GAAP net income and non-GAAP diluted EPS. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP diluted EPS and evaluating non-GAAP net income and non-GAAP diluted EPS together with net income and diluted EPS calculated in accordance with GAAP.

Reconciliation from net cash provided by operating activities to free cash flow (in millions, unaudited):

Three Months Ended June 30, 2016
Net cash provided by operating activities	$9,120
Less: purchases of property and equipment	(2,123)
Free cash flow	$6,997

Net cash used in investing activities (a)	$(7,173)

Net cash used in financing activities	$(3,440)
(a) Includes purchases of property and equipment.
Free cash flow. We define free cash flow as net cash provided by operating activities less capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, including information technology assets and land and buildings, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening the balance sheet. Analysis of free cash flow also facilitates management's comparisons of our operating results to competitors' operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating Alphabet is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it reflects the cash used for capital expenditures during the period. Our management compensates for this limitation by providing information about our capital expenditures on the face of the statement of cash flows and under the caption “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Alphabet has computed free cash flow using the same consistent method from quarter to quarter and year to year.

Reconciliation from GAAP revenues to non-GAAP constant currency revenues (in millions, unaudited):

	Three Months Ended June 30, 2016	Three Months Ended June 30, 2016
	(using Q2'15's FX rates)	(using Q1'16's FX rates)
United Kingdom revenues (GAAP)	$1,914	$1,914
Exclude foreign exchange impact on Q2'16 revenues using Q2'15 rates	71	N/A
Exclude foreign exchange impact on Q2'16 revenues using Q1'16 rates	N/A	(21)
Exclude hedging gains recognized in Q2'16	(37)	(37)
United Kingdom revenues excluding foreign exchange and hedging impact (Non-GAAP)	$1,948	$1,856

Rest of the world revenues (GAAP)	$9,551	$9,551
Exclude foreign exchange impact on Q2'16 revenues using Q2'15 rates	42	N/A
Exclude foreign exchange impact on Q2'16 revenues using Q1'16 rates	N/A	(280)
Exclude hedging gains recognized in Q2'16	(41)	(41)
Rest of the world revenues excluding foreign exchange and hedging impact (Non-GAAP)	$9,552	$9,230

United States revenues (GAAP)	$10,035	$10,035

Constant currency revenues (Non-GAAP)	$21,535	$21,121
Prior period revenues, excluding hedging gains (Non-GAAP)	$17,256	$20,088
Constant currency revenue growth (Non-GAAP)	25%	5%
Non-GAAP constant currency revenues and growth. We define non-GAAP constant currency revenues as total revenues excluding the impact of foreign exchange rate movements and hedging activities, and use it to determine the constant currency revenue growth on year-on-year and quarter-on-quarter bases. Non-GAAP constant currency revenues are calculated by translating current quarter revenues using prior period exchange rates and excluding any hedging gains recognized in the current quarter. Constant currency revenue growth (expressed as a percentage) is calculated by determining the increase in current quarter revenues over prior period revenues, where current quarter international revenues are translated using prior period exchange rates and hedging benefits are excluded from revenues of both periods. We consider non-GAAP constant currency revenues and growth as useful metrics as they facilitate management's internal comparison to our historical performance because they exclude the effects of foreign currency volatility that are not indicative of our core operating results.

Other income (expense), net
The following table presents our other income (expense), net, (in millions, unaudited):

	Three Months Ended
	June 30,
	2015	2016
Interest income	$240	$307
Interest expense	(26)	(32)
Foreign currency exchange losses, net	(99)	(128)
Gain (loss) on marketable securities, net	53	(9)
Loss on non-marketable investments, net	(70)	(5)
Other	33	18
Other income (expense), net	$131	$151

Segment results
The following tables present our revenues, operating income, stock-based compensation, capital expenditures, and depreciation, amortization, and impairment by segment (in millions, unaudited):

	Three Months Ended
	June 30,
	2015(4)	2016
Revenues:
Google	$17,653	$21,315
Other Bets	74	185
Total revenues	$17,727	$21,500

Operating income (loss):
Google	$5,608	$6,994
Other Bets	(660)	(859)
Reconciling items(1)	(123)	(167)
Total income from operations	$4,825	$5,968

Stock-based compensation(2):
Google	$996	$1,320
Other Bets	105	150
Reconciling items(1)	31	33
Total stock-based compensation	$1,132	$1,503

Operating income (loss), excluding stock-based compensation(2):
Google	$6,604	$8,314
Other Bets	(555)	(709)
Reconciling items(1)	(92)	(134)
Total income from operations, excluding stock-based compensation	$5,957	$7,471

Capital expenditures:
Google	$2,060	$2,056
Other Bets	232	280
Reconciling items(3)	223	(213)
Total capital expenditures	$2,515	$2,123

Depreciation, amortization, and impairment:
Google	$1,189	$1,409
Other Bets	45	81
Total depreciation, amortization, and impairment	$1,234	$1,490

(1)	Reconciling items are primarily related to corporate administrative costs and other miscellaneous items that are not allocated to individual segments.

(2)
For purposes of segment reporting, we define SBC as awards accounted for under FASB ASC Topic 718 that we expect to settle in stock. SBC for segment reporting does not include expenses related to awards that we expect to ultimately settle in cash.

(3)
Reconciling items are related to timing differences of payments as segment capital expenditures are on accrual basis while total capital expenditures shown on Consolidated Statements of Cash Flow are on cash basis and other miscellaneous differences.

(4)	Segment information for Q2 2015 has been recast to conform to the current period segment presentation. Consolidated financial information is not impacted.

Revenues by source
The following tables present our revenues by revenue source (in millions, unaudited):

	Three Months Ended
	June 30,
	2015	2016
Revenues:
Google websites	$12,402	$15,400
Google Network Members' websites	3,621	3,743
Google advertising revenues	16,023	19,143
Google other revenues	1,630	2,172
Google segment revenues	17,653	21,315
Other Bets revenues	74	185
Total revenues	$17,727	$21,500